EXHIBIT 99.1

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR CLARK COUNTY

HARDIK KAKADIA et al., Derivatively on	)	Case No.: A-13-680643-B
Behalf of SPECTRUM	)
PHARMACEUTICALS, INC.,	)	Dept. No. XIII
)
Plaintiff,	)
	)	SUMMARY NOTICE OF PROPOSED
v.	)	SETTLEMENT AND SETTLEMENT
	)	HEARING
RAJESH C. SHROTRIYA, JOSEPH	)
KENNETH KELLER, BRETT L. SCOTT,	)
ANTHONY E. MAIDA, III, STUART M.	)
KRASSNER, KRISHAN K. ARORA, LUIGI	)
LENAZ, GILLES GAGNON, and ANTON	)
GUETH,	)
)
Defendants,	)
)
-and-)
)
SPECTRUM PHARMACEUTICALS, INC., a	)
Delaware corporation,	)
)
Nominal Defendant.	)

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF THE COMMON STOCK OF SPECTRUM PHARMACEUTICALS, INC. (“SPECTRUM”) AS OF APRIL 11, 2017 WHO CONTINUE TO HOLD SUCH SHARES

THIS SUMMARY NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE LITIGATION PENDING IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA IN AND FOR CLARK COUNTY (THE “STATE DERIVATIVE ACTION”), AS WELL AS THE CASE CAPTIONED IN RE SPECTRUM PHARMACEUTICALS, INC. DERIVATIVE SHAREHOLDER LITIGATION., CASE NO. 13-CV-00624 PENDING IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA (TOGETHER WITH THE STATE DERIVATIVE ACTION, THE “DERIVATIVE ACTIONS”)

YOU ARE HEREBY NOTIFIED that the Parties have entered into a proposed settlement to resolve the issues raised in the Derivative Actions (the “Settlement”).

If you are a Spectrum shareholder, your rights to pursue certain derivative claims on behalf of Spectrum may be affected by this Settlement. This Summary Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and proposed settlement of the Derivative Actions. In consideration for the settlement, Spectrum has agreed to adopt significant corporate governance reforms.

PLEASE BE FURTHER ADVISED that, pursuant to an Order of the Eighth Judicial District Court of the State of Nevada in and for Clark County, a hearing will be held before the Honorable Mark R. Denton on July 20, 2017 at 9:00 a.m. in Courtroom XIII of the Eighth Judicial District Court of the State of Nevada in and for Clark County, located at 200 Lewis Avenue, Las Vegas, NV 89101. At the Settlement Hearing, the Court will consider whether to grant final approval of the settlement and plaintiffs’ attorneys’ fees and expenses and incentive awards to plaintiffs. The Court may adjourn the Settlement Hearing without further notice to Spectrum shareholders.

This is a summary notice only. The Stipulation of Settlement and the detailed Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”), describing the Derivative Actions, the proposed Settlement, and the rights of Spectrum shareholders with regard to the settlement, has been filed with the Court and is available for viewing on Spectrum’s investor relations website (http://investor.sppirx.com) or on Plaintiffs’ Counsel’s websites (www.robbinsarroyo.com/notices) and (www.federmanlaw.com/Oklahoma-settlements).

If you wish to obtain additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, or a copy of the Stipulation, please contact counsel for Plaintiffs in the State Derivative Action:

Felipe J. Arroyo, Esq.

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

Any objections to the proposed Settlement or Plaintiffs’ Counsel’s application for attorneys’ fees and reimbursement of expenses, or the Plaintiffs’ request for incentive awards, must be filed with the Clerk of the Court, Eighth Judicial District Court of Clark County, Regional Justice Center, 200 Lewis Ave., Las Vegas, NV 89101, by July 6, 2017 and simultaneously served (either by hand delivery or by first class mail) on Plaintiffs’ Counsel and counsel for Defendants, in accordance with the procedures set forth in the Notice and at the addresses set forth in the Notice. Unless the Court otherwise directs, you shall not be entitled to object to the approval of the settlement, to plaintiffs’ attorneys’ fees and expenses and the incentive awards, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in the Notice. If you fail to object in the manner and within the time prescribed in the Notice you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.

Dated: June 5, 2017

BY ORDER OF THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA IN AND FOR CLARK COUNTY

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